Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into and effective as of October 29, 2025 (the “Execution Date”), by and between TurnOnGreen, Inc., a Nevada corporation (the “Company”), and SJC Lending LLC, a Delaware limited liability company (including its designees, successors and assigns, the “Purchaser”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Purchaser, and Purchaser shall purchase from the Company, from time to time as provided herein, up to One Million Six Hundred Fifty Thousand Dollars ($1,650,000) of principal face amount of secured convertible promissory notes of the Company (“Note” or “Notes”), which Notes are convertible into Conversion Shares (as defined herein) pursuant to the terms and conditions set forth in the Notes, the form of which is annexed hereto as Exhibit A.

WHEREAS, the offer, sale and issuance of the Notes provided for herein are being made without registration under the Securities Act, in reliance upon the provisions of Section 4(a)(2) of the Securities Act and such other exemptions from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of the Notes to be made hereunder.

NOW, THEREFORE, in consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

“Action” shall have the meaning ascribed to such term in Section 3.1(s).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to Purchaser, without limitation, any Person owning, owned by, or under common ownership with Purchaser, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate.

“Agreement” has the meaning set forth in the preamble.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended to date.

“Bad Actor” shall have the meaning ascribed to such term in Section 3.1(y).

“Board of Directors” means the board of directors of the Company.

“Bylaws” means the Bylaws of the Company, as amended to date.

“Change of Control” means (a) other than a shareholder that holds such a position as of the Execution Date, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company or any of its Subsidiaries, or (b) the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of the assets of the Company or its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contracts” means any and all contracts, agreements, commitment, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, Encumbrances, evidence of indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, whether written or oral and whether or not entered into in the ordinary and usual course of the Person’s business, excluding any Permits, provided that each such Contract shall provide for the payment of no less than $100,000.

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible in accordance with the terms of the Note.

“Copyrights” shall have the meaning ascribed to such term in Section 3.1(nn)(i)(C).

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(y).

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Encumbrances” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (i) shares of Common Stock, restricted stock units or stock options (and Common Stock issued upon exercise of such securities) to employees, officers, consultants, advisors or directors of the Company in consideration of services to the Company pursuant to any stock or option plan duly adopted for such purpose by all of the members of the Board of Directors, (ii) the Conversion Shares issued hereunder and any Common Stock or other securities issued upon the conversion, exercise, or exchange of any Conversion Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (iii) shares of Common Stock issued upon any anti-dilution adjustment to Common Stock and Common Stock Equivalents held by current unaffiliated security holders as of the date of this Agreement, provided that such anti-dilution adjustments are made pursuant to instruments or binding agreements issued and outstanding or in force as of the date of this Agreement and that such instruments or agreements have not been amended since the date of this Agreement to provide for new or additional anti-dilution rights or to increase the number of shares of Common Stock issuable upon any required anti-dilution adjustment, (iv) securities issued pursuant to any merger, acquisition, asset purchase or similar transaction approved by the Board of Directors or a duly authorized committee thereof, provided that any such issuance shall only be to a Person or Persons (or to the equity holders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (v) securities issued pursuant to any purchase money equipment loan, capital leasing arrangement or debt financing from a commercial bank or similar financial institution.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fifth Tranche” has the meaning set forth in Section 2.2(a).

“Fifth Tranche Closing” means the Closing with respect to the Fifth Tranche.

2

“Fifth Tranche Note” has the meaning set forth in Section 2.1.

“Fifth Tranche Purchase Price” means Two Hundred Thousand Dollars ($200,000), payable by the Purchaser in cash.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fourth Tranche” has the meaning set forth in Section 2.2(a).

“Fourth Tranche Closing” means the Closing with respect to the Fourth Tranche.

“Fourth Tranche Note” has the meaning set forth in Section 2.1.

“Fourth Tranche Purchase Price” means Two Hundred Thousand Dollars ($200,000), payable by the Purchaser in cash.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Authority” means any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, regional, municipal, local or foreign, or any department, board, bureau, agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, but not limited to, the SEC and FINRA.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(v).

“Initial Note” shall have the meaning set forth in Section 2.1.

“Initial Tranche” shall have the meaning set forth in Section 2.2(a).

“Initial Tranche Closing” means the Closing with respect to the Initial Tranche.

“Initial Tranche Closing Date” means the date of the Initial Tranche Closing.

“Initial Tranche Purchase Price” means Four Hundred Thousand Dollars ($400,000), payable by the Purchaser in cash.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(nn)(i).

“IP Security Agreement” means the Intellectual Property Security Agreement, dated of even date herewith, by and among the Company, Digital Power Corporation (“Digital Power”), TOG Technologies, Inc. (“TOGT”) and the Purchaser.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(y).

“Knowledge” means, with respect to any Person, (a) such Person is actually aware of such fact or matter or (b) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Legal Requirement” means any federal, state, local, municipal, foreign, multi-national or other law, common law, statute, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 3.2(g).

“Liability” means any liability, obligation or indebtedness of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Liens” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

3

“Loss” or “Losses” means any and all Liability, damages, fines, fees, penalties and expenses whether or not arising out of litigation, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings, incurred in connection with the rightful enforcement of rights under this Agreement against any party hereto, and whether or not arising out of third party claims against an indemnified party.

“Marks” shall have the meaning ascribed to such term in Section 3.1(nn)(i)(A).

“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Purchaser or any Affiliate of the Purchaser is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q and 8-K.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(bb).

“Maximum Investment” means One Million Five Hundred Thousand Dollars ($1,500,000).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ee).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(dd).

“Off-balance Sheet Arrangement” shall have the meaning ascribed to such term in Section 3.1(mm).

“Officer’s Certificate” has the meaning set forth in the Section 2.2(b)(i) hereof.

“Order” means any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent.

“Patents” shall have the meaning ascribed to such term in Section 3.1(nn)(i)(B).

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for Taxes, assessments and other governmental charges or levies not yet due or Liens for Taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; and (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature that are not past due, in each case in the ordinary course of business, but excluding any contract for the payment of money.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

4

“Pledge Agreement” means the Pledge Agreement, dated of even date herewith, by and between the Company and the Purchaser.

“Principal Market” means the OTC Pink Marketplace maintained by OTC Markets Group Inc.

“Principal Market Rules” means the rules and regulations of the Principal Market.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company.

“Registration Statement” has the meaning set forth in Section 4.11.

“Required Approvals” means any approvals that may be required hereunder.

“Rights in Mask Works” shall have the meaning ascribed to such term in Section 3.1(nn)(i)(D).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.1(g).

“Second Tranche Note” has the meaning set forth in Section 2.1.

“Second Tranche Closing” means the Closing with respect to the Second Tranche.

“Second Tranche Closing Date” means the date of the Second Tranche Closing.

“Second Tranche Purchase Price” means Two Hundred Thousand Dollars ($200,000), payable by the Purchaser in cash.

“Secretary’s Certificate” has the meaning set forth in Section 2.2(b)(ii) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated of even date herewith, by and between the Company, Digital Power, TOGT and the Purchaser.

“Seventh Tranche” has the meaning set forth in Section 2.2(a).

“Seventh Tranche Closing” means the Closing with respect to the Seventh Tranche.

“Seventh Tranche Note” has the meaning set forth in Section 2.1.

“Seventh Tranche Purchase Price” means One Hundred Thousand Dollars ($100,000), payable by the Purchaser in cash.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Sixth Tranche” has the meaning set forth in Section 2.2(a).

“Sixth Tranche Closing” means the Closing with respect to the Sixth Tranche.

“Sixth Tranche Note” has the meaning set forth in Section 2.1.

“Sixth Tranche Purchase Price” means Two Hundred Thousand Dollars ($200,000), payable by the Purchaser in cash.

5

“Subsequent Note” means the Notes to be issued at each Subsequent Tranche Closing.

“Subsequent Tranche” shall have the meaning set forth in Section 2.2(a).

“Subsequent Tranche Closing” means each of Second Tranche Closing, Third Tranche Closing, Fourth Tranche Closing, Fifth Tranche Closing, Sixth Tranche Closing and Seventh Tranche Closing, as applicable.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any federal, state, local and foreign tax return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Third Tranche” has the meaning set forth in Section 2.2(a).

“Third Tranche Closing” means the Closing with respect to the Third Tranche.

“Third Tranche Note” has the meaning set forth in Section 2.1.

“Third Tranche Purchase Price” means Two Hundred Thousand Dollars ($200,000), payable by the Purchaser in cash.

“Trade Secrets” shall have the meaning ascribed to such term in Section 3.1(nn)(i)(E).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, OTCQB, OTCQX, or the OTC Pink (or any successors to any of the foregoing).

“Tranche” has the meaning set forth in Section 2.1.

“Tranche Closing” has the meaning set forth in Section 2.2(a).

“Tranche Purchase Prices” means, collectively, the Initial Tranche Purchase Price, the Second Tranche Purchase Price, the Third Tranche Purchase Price, the Fourth Tranche Purchase Price, the Fifth Tranche Purchase Price, the Sixth Tranche Purchase Price and the Seventh Tranche Purchase Price.

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the IP Security Agreement, the Pledge Agreement and the other agreements and documents referenced herein, and the exhibits and schedules hereto and thereto.

“Transfer Agent” means Computershare Inc. or any successor transfer agent for the Common Stock.

“Variable Rate Transaction” has the meaning set forth in Section 4.7(a).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Conversion Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

6

ARTICLE II
PURCHASE AND SALE

2.1           Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this Article II, the Company hereby agrees to issue to the Purchaser and the Purchaser hereby agrees to purchase from the Company: (a) a Note in the principal face amount of $440,000 (the “Initial Note”) on the Initial Tranche Closing Date, (b) a Note in the principal face amount of $220,000 one month after the Initial Tranche Closing Date (the “Second Tranche Note”), (c) a Note in the principal face amount of $220,000 two months after the Initial Tranche Closing Date (the “Third Tranche Note”), (d) a Note in the principal face amount of $220,000 three months after the Initial Tranche Closing Date (the “Fourth Tranche Note”), (e) a Note in the principal face amount of $220,000 four months after the Initial Tranche Closing Date (the “Fifth Tranche Note”), (f) a Note in the principal face amount of $220,000 five months after the Initial Tranche Closing Date (the “Sixth Tranche Note”), and (g) a Note in the principal face amount of $110,000 six months after the Initial Tranche Closing Date (the “Seventh Tranche Note”), each (each, a “Tranche”) in accordance with Section 2.2 below and, in consideration for the Notes, the Purchaser agrees to furnish to the Company at each Closing the applicable Tranche Purchase Price, provided that, in the aggregate, the Purchaser shall not pay more than the Maximum Investment.

2.2           Closing; Conditions to Closing; Mechanics of Closing.

(a)           Closing. The purchase of Notes hereunder shall occur in seven (7) Tranche closings, representing the Initial Tranche Closing, the Second Tranche Closing, the Third Tranche Closing, the Fourth Tranche Closing, the Fifth Tranche Closing, the Sixth Tranche Closing and the Seventh Tranche Closing, in the amounts set forth in Section 2.1 (each, a “Tranche Closing”) which shall occur when, with respect to (i) the Initial Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(c) have been satisfied or waived (the “Initial Tranche”), (ii) the Second Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(d) have been satisfied or waived (the “Second Tranche”), (iii) the Third Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(d) have been satisfied or waived (the “Third Tranche”), (iv) the Fourth Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(d) have been satisfied or waived (the “Fourth Tranche”), (v) the Fifth Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(d) have been satisfied or waived (the “Fifth Tranche”), (vi) the Sixth Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(d) have been satisfied or waived (the “Sixth Tranche”), and (vii) the Seventh Tranche Closing, the conditions set forth in Section 2.2(b) and Section 2.2(d) have been satisfied or waived (the “Seventh Tranche”, and together with the Second Tranche, Third Tranche, Fourth Tranche, Fifth Tranche and Sixth Tranche the “Subsequent Tranches”). The date on which a Tranche Closing occurs is referred to herein as a “Tranche Closing Date.”

(b)           Purchaser Conditions to Closing. The obligations of the Purchaser hereunder in connection with each Tranche Closing are subject to the following conditions being satisfied or waived:

(i)           each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the applicable Tranche Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Tranche Closing Date, including, without limitation the issuance of all Conversion Shares prior to the date of such Tranche Closing as required by this Section 2.2 and the Transaction Documents and the Company has a sufficient number of duly authorized Conversion Shares reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents and Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Tranche Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser in the form acceptable to Purchaser (the “Officer’s Certificate”);

(ii)          the Company shall have delivered to Purchaser a certificate, in the form previously provided to the Company by the Purchaser, executed by the Secretary of the Company and dated as of the applicable Tranche Closing Date, as to (A) the resolutions as adopted by the Board of Directors authorizing the entering into the Transaction Documents and the transactions envisioned thereby, which resolutions shall have remained in full force and effect, (B) the Articles of Incorporation of the Company (reflecting the filed copy) as in effect at the applicable Closing and (C) the Bylaws of the Company as in effect at the applicable Closing (the “Secretary’s Certificate”);

(iii)         the Company shall have delivered to Purchaser a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State of such jurisdiction of formation as of a date within ten (10) days of the applicable Tranche Closing Date;

7

(iv)         as of the applicable Tranche Closing Date, trading in the Common Stock shall be quoted on the Principal Market and shall not have been suspended by the SEC or the Principal Market and, at any time prior to the applicable Tranche Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase the Notes at the Closing;

(v)          as of the applicable Tranche Closing Date, the Company shall be in good standing with its independent registered public accounting firm;

(vi)         neither the Company nor any Significant Subsidiary, as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition, shall have suffered a Material Adverse Effect;

(vii)        the Company shall not be exposed to any additional regulatory enforcement action beyond those disclosed in the SEC Documents; and

(viii)       any other conditions contained herein or the other Transaction Documents.

(c)           Purchaser Conditions to the Initial Tranche Closing. The obligations of the Purchaser hereunder in connection with the Initial Tranche Closing are subject to the conditions set forth in Section 2.2(b) and Section 2.2(e) being satisfied or waived and to the following conditions being satisfied or waived:

(i)           there shall have been no breach of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents; and

(ii)          the Company shall have delivered the Company Initial Closing Documents to the Purchaser.

(d)           Purchaser Conditions to the Subsequent Tranche Closings. The obligations of the Purchaser hereunder in connection with each Subsequent Tranche Closing are subject to the conditions set forth in Section 2.2(b) and Section 2.2(e) being satisfied or waived and to the following conditions being satisfied or waived:

(i)           the Company shall have delivered the Company Subsequent Closing Documents to the Purchaser;

(ii)          solely with respect to the Second Tranche, the Company shall have filed the Registration Statement with the SEC; and

(iii)         with respect to the Third Tranche and each other Subsequent Tranche following the Third Tranche, the Company shall have caused the Registration Statement to have been declared effective by the SEC, the Registration Statement shall be in effect at the time of the Third Tranche Closing and available for the issuance of and resale of the Conversion Shares issuable through the Seventh Tranche and the date that all Conversion Shares have been sold by the Purchaser, and the Registration Statement shall not be subject to any stop order suspending the effectiveness of the Registration Statement.

(e)           Company Conditions to Closing. The obligations of the Company hereunder in connection with each Tranche Closing are subject to the following conditions being satisfied or waived:

(i)           the accuracy in all material respects as of each Tranche Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)          all obligations, covenants and agreements of the Purchaser required by this Agreement to be performed at or prior to each Tranche Closing Date shall have been performed;

(iii)         the delivery by the Purchaser of the applicable Tranche Purchase Price; and

(iv)         the delivery by the Purchaser of the Purchaser Closing Documents.

8

(f)           Purchaser’s Right to Accelerate Payments. Notwithstanding the foregoing dates set forth above applicable to the various Tranche Purchase Prices, the Purchaser shall have the ability, exercisable in its sole discretion, to purchase any principal amount of Notes in advance of the foregoing dates.

(g)           Reserved.

(h)           Documents to be Delivered at the Initial Tranche Closing by the Company. The Initial Tranche Closing shall be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Initial Closing Documents”) on or before the Initial Tranche Closing Date:

(i)           this Agreement, duly executed by the Company;

(ii)          the Initial Tranche Note, duly executed by the Company;

(iii)         the Officer’s Certificate, executed by an officer of the Company;

(iv)         the Secretary’s Certificate, executed by the Secretary of the Company;

(v)          the Security Agreement, duly executed by the Company, Digital Power and TOGT;

(vi)         the IP Security Agreement, duly executed by the Company, Digital Power and TOGT;

(vii)        the Pledge Agreement, duly executed by the Company;

(viii)       a Certificate of Good Standing of the Company from the Secretary of State of the State of Nevada;

(ix)         the written confirmation by the Company to the Purchaser that the applicable Required Approvals, if any, have been obtained;

(x)          a Grant of Security Interest for Copyrights, duly executed by the Company, Digital Power and TOGT;

(xi)         a Grant of Security Interest for Trademarks, duly executed by the Company, Digital Power and TOGT; and

(xii)        all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the applicable Initial Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(i)           Documents to be Delivered at each Subsequent Tranche Closing by the Company. Each Subsequent Tranche Closing shall be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Subsequent Closing Documents”) on or before the applicable Tranche Closing Date:

(i)           the Officer’s Certificate, executed by an officer of the Company;

(ii)          the Secretary’s Certificate, executed by the Secretary of the Company;

(iii)         a Certificate of Good Standing of the Company from the Secretary of State of the State of Nevada; notwithstanding the foregoing, once the Company has delivered to the Purchaser evidence that the Certificate of Good Standing for a particular fiscal quarter is valid, this Section 2.2(i)(iii) shall no longer apply;

(iv)         the Subsequent Note purchased in the Subsequent Tranche Closing duly executed by the Company;

(v)          the written confirmation by the Company to the Purchaser that any applicable Required Approvals, if any, have been obtained;

(vi)         solely with respect to the Second Tranche, the written confirmation by the Company to the Purchaser that the Registration Statement has been filed with the SEC;

9

(vii)        with respect to the Third Tranche and each other Subsequent Tranche following the Third Tranche, the written confirmation by the Company to the Purchaser that the Registration Statement has been declared effective by the SEC and remains effective; and

(viii)       all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the applicable Subsequent Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(j)           Documents to be Delivered at the Initial Tranche Closing Date by the Purchaser. The Initial Tranche Closing Date shall be conditioned upon the delivery, unless otherwise provided below, by Purchaser to the Company of each of the following (the “Purchaser Closing Documents”) on or before the Initial Tranche Closing Date:

(i)           this Agreement, duly executed by the Purchaser;

(ii)          the Pledge Agreement, duly executed by the Purchaser;

(iii)         the Security Agreement, duly executed by the Purchaser;

(iv)         the IP Security Agreement, duly executed by the Purchaser;

(v)          a Grant of Security Interest for Copyrights, duly executed by the Purchaser; and

(vi)         a Grant of Security Interest for Copyrights, duly executed by the Purchaser.

(k)           Mechanics of Closing. Subject to such conditions set forth in this Agreement, each Tranche Closing shall occur by 5:00 p.m. Eastern time, on the dates set forth in Section 2.1, at the offices of the Company or electronically by the exchange of PDF copies of documents. On or before any Tranche Closing Date, the Purchaser shall deliver to the Company the amount of the applicable Tranche Purchase Price for such Tranche, with any cash portion to be delivered in cash or immediately available funds as consideration for the purchase of the Notes pursuant to wire instructions delivered to the Purchaser by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof and which shall not contain any material non-public information, the Company hereby represents and warrants to, and as applicable covenants with, the Purchaser as of the date hereof and as of each Tranche Closing:

(a)           Organization and Qualification. The Company and each of the direct and indirect subsidiaries of the Company listed on Schedule 3.1(a) (the “Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing in the states required due to (i) the ownership or lease of real or personal property for use in the operation of the Company’s business or (ii) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby, subject to the Required Approvals. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on each Tranche Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on each Tranche Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). All of the Subsidiaries and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens except Permitted Liens, and subject to the Required Approvals, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

10

(b)           Authority. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Notes and Conversion Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Conversion Shares, have been duly authorized by the Board of Directors and no further filing (other than a Form D with the SEC and any other filings as may be required by any state securities agencies, the Form 8-K (as hereinafter defined)), consent, or authorization is required by the Company, the Board of Directors or the Company’s stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c)           Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(c). As of the date hereof, the Company has reserved from its duly authorized capital stock 47,142,858 shares of Common Stock for issuance as Conversion Shares. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as disclosed in SEC Documents and/or in Schedule 3.1(c), hereof: (i) none of the Company’s or any Subsidiary’s share capital is subject to preemptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company or any subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) except for all debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments set forth on Schedule 3.1(c), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) other than with respect to the current indebtedness of the Company or any of its Subsidiaries, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Conversion Shares; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

(d)           Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing (other than the Form 8-K) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than the Form 8-K) and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Tranche Closing Date and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(e)           Conflicts; Non-Contravention; No Violations. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) result in a violation of the Articles of Incorporation or articles of incorporation or other organizational documents of any of its Subsidiaries, any share capital of the Company or any of its Subsidiaries or Bylaws or the bylaws of any of its Subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

11

(f)           Taxes Related to the Conversion Shares. On each date the Company issues Conversion Shares to the Purchaser, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Conversion Shares hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(g)           SEC Documents; Financial Statements. The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such or subsequent financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). There is no event, pending event or threatened event that could result in the Company not filing with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such filings.

(h)           No Material Non-Public Information. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company after reasonable inquiry, all disclosures provided to the Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i)           Valid Issuance of Conversion Shares. The issuance of the Notes and Conversion Shares have been duly authorized and, the Conversion Shares upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all liens, Encumbrances and rights of refusal of any kind.

(j)           Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(k)           Acknowledgement of Dilution. The Company acknowledges and agrees that (i) the issuance of the Conversion Shares pursuant to this Agreement may have a dilutive effect, which may be substantial, (ii) neither the Company nor any of the Company’s Affiliates has or will provide the Purchaser with any material non-public information regarding the Company or its securities, and (iii) the Purchaser has no obligation of confidentiality to the Company and may sell any of its Conversion Shares issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

(l)           Status of the Purchaser. The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (i) the Purchaser is acting solely in an arm’s length capacity, (ii) the Purchaser does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (iii) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Purchaser, (iv) the Purchaser has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (v) any statement made by the Purchaser or any of the Purchaser’s representatives, agents or attorneys is not advice or a recommendation to the Company.

12

(m)           Listing and Maintenance Requirements; Principal Market Regulation. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(n)           Shell Company Status. The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(o)           SEC and OTC Matters. The Company’s Common Stock is quoted on the Principal Market (or traded on other exchange or market reasonably acceptable to the Purchaser). No suspension of trading of the Company’s Common Stock is in effect.

(p)           DTC Eligibility. The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (“FAST”) Program and utilizes DTC’s Deposit/Withdrawal at Custodian (“DWAC”) service, and the shares of Common Stock may be issued and transferred electronically to third parties via DTC’s DWAC service. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.

(q)           No Anti-Takeover Provisions. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the Certificate of Incorporation, Bylaws or other organizational documents of the Company, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Notes and Conversion Shares hereunder and the Purchaser’s ownership of such Notes and Conversion Shares, together with all other securities now or hereafter owned or acquired by the Purchaser. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Conversion Shares or a change in control of the Company or any of its Subsidiaries. Until the earlier of the time that the Purchaser no longer beneficially owns any Conversion Shares, the Board of Directors shall not adopt any anti-takeover provision, including without limitation any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock, that would limit the ability of Purchaser to acquire or hold Notes or Conversion Shares in accordance with this Agreement, without the Purchaser’s written consent.

(r)           Blue Sky Matters. The Company shall take such action as the Purchaser shall reasonably determine is necessary in order to qualify the Conversion Shares issuable to the Purchaser hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Purchaser hereunder and for resale by the Purchaser to the public (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Conversion Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Conversion Shares to the Purchaser.

(s)           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as set forth in Schedule 3.1(s), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Conversion Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the Knowledge of the Company, there is currently no pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

13

(t)           No Defaults. The Company is not in default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument (which the Company would be required to file pursuant to Item 601(a) of Regulation S-K promulgated under the Securities Act) to which the Company or any of its Subsidiaries is a party.

(u)           Tax Matters.

(i)           All Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All Taxes payable by or on behalf of the Company (whether or not shown on any Tax Return) have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the GAAP Financial Statements and in its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company. The Company has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity owner or other third party and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Legal Requirements.

(ii)           The Company has not (i) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (ii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter. The Company is not a foreign person within the meaning of Sections 7701(a)(1) and 7701(a)(5) of the Code. The Company has never been a shareholder of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes. The Company is not a party to any Tax allocation or Tax sharing agreement nor does it have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Legal Requirement), as a transferee or successor, by contract, or otherwise.

(iii)          The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that obligates it to make any payments that are not deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code.

(v)           Indebtedness and Other Contracts. Except as set forth on Schedule 3.1(v), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

14

(w)           Absence of Certain Changes. Other than as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(w), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(x)           No Undisclosed Events, Liabilities, Developments or Circumstances. Since June 30, 2025, except as set forth in the SEC Documents: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Documents, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Notes and Conversion Shares contemplated by this Agreement and the intended dividend, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(y)           No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the transactions contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(z)           General Solicitation. None of the Company, any of its Affiliates or any person acting on behalf of the Company or such Affiliate will solicit any offer to buy or offer or sell the Conversion Shares by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(aa)         Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to ERISA, taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(bb)        Regulatory Permits. The Company and the Subsidiaries possess all approvals, certificates, authorizations and Permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such Permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

15

(cc)         Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, or where the failure of a lease to be enforceable would not result in a Material Adverse Effect.

(dd)         Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ee)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

(ff)           No Integrated Transaction. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(gg)         Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Documents, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Initial Tranche Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, except as set forth in the SEC Documents: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Documents, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(hh)         Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

16

(ii)           Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(jj)           Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(kk)         Material Agreements. Except for the Transaction Documents (with respect to clause (i) only) or as set forth on Schedule 3.1(kk) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any Material Agreement, (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(ll)           Promotional Stock Activities. Neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the SEC alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping”, or (iv) promotion without proper disclosure of compensation.

(mm)        No “Off-balance Sheet Arrangements.” Neither the Company nor any of its Affiliates is involved in any Off-balance Sheet Arrangements. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(nn)         Intellectual Property.

(i)           The term “Intellectual Property Rights” includes:

(A)           the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

(B)           all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents”);

(C)           all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

(D)           all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”); and

(E)           all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii)           Agreements. Except as set forth on Schedule 3.1(nn), there are no outstanding and, to the Company’s Knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

17

(iii)          Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s Knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

(iv)          Patents. The Company is the owner of, or has acquired the right and maintains the right to use, all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Tranche Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s Knowledge: (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)           Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Tranche Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s Knowledge, no such action is threatened with respect to any of the Marks. To the Company’s Knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)          Copyrights. The Company is the owner of all rights, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Initial Tranche Closing Date. To the Company’s Knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)         Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute and exclusive right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(oo)         Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(pp)         No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Section 3.1, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its Affiliates or Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Purchaser or any of its Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties contained in this Section 3.1, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Purchaser or any of its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Purchaser or by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates). The Company makes no representations or warranties to the Purchaser or any of its Affiliates or representatives regarding the probable success or profitability of the Company.

18

3.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to, and as applicable covenants with, the Company as of the date hereof and as of each Tranche Closing:

(a)           Authority. The Purchaser has all necessary company power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by its managing member, and no other company proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents have been duly validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitute a legally valid and binding obligation of the Purchaser, each enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law).

(b)           No Conflict. None of the execution, delivery or performance of the Transaction Documents by the Purchaser, the consummation by the Purchaser of the transactions contemplated by this Agreement, or compliance by the Purchaser with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the organizational or governing documents of the Purchaser, or (b) assuming that all consents, approvals, authorizations and permits described in Section 3.1(d) have been obtained and all filings and notifications described in Section 3.1(d) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any law applicable to the Purchaser, except, with respect to clause (b), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences which, individually or in the aggregate, have not had a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)           Information in the Form 8-K and Registration Statement. The information supplied by the Purchaser in writing expressly for inclusion or incorporation by reference in the Form 8-K, the Registration Statement, and any amendment thereof, will not, on the date submitted to the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, that such information shall only consist the name, address and other information that is required to be provided in the Form 8-K and Registration Statement for purposes of identifying the Purchaser.

(d)           No Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of the Purchaser, threatened against Purchaser that seeks to restrain or enjoin the consummation of the transactions contemplated hereby.

(e)           Securities Act Representations.

(i)           Restricted Shares. The Purchaser represents that it understands that except as provided herein, the Notes and the Conversion Shares to be sold to it pursuant to this Agreement will not be registered pursuant to the registration requirements of the Securities Act and that the resale of such Notes and Conversion Shares is subject to certain restrictions hereunder and under federal and state securities laws. The Purchaser represents that it is acquiring such Notes and Conversion Shares for its own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. The Purchaser further represents that it has been advised and understands that to the extent such Notes and Conversion Shares have not been registered under the Securities Act, such Notes and Conversion Shares must be held indefinitely unless (i) the resale of such Notes and Conversion Shares has been registered under the Securities Act, (ii) a sale of such Notes and Conversion Shares is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of such Notes and Conversion Shares.

(ii)           Legend. The Purchaser represents that it has been advised and understands that, subject to applicable securities laws, stop transfer instructions will be given to the Company’s Transfer Agent with respect to the Notes and Conversion Shares and that a legend, substantially in the form provided for in Section 3.2(f) hereof, setting forth the restrictions on transfer will be set forth on the certificates for the Notes and Conversion Shares or any substitutions therefor.

(iii)          Accredited Investor. The Purchaser is an “accredited investor” (as such term is defined in Regulation D under the Securities Act).

(iv)          Affiliate Status. As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither the Purchaser nor any Affiliate thereof is or was an officer, director, or 10% or more stockholder of the Company.

19

(v)          Certain Fees. The Purchaser represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any transaction contemplated by this Agreement and no additional consideration from the Purchaser was received or will be received by the Company for the Notes and Conversion Shares.

(vi)          Absence of Reliance. Purchaser understands and acknowledges that the issuance and transfer to it of the Notes and Conversion Shares has not been reviewed by the SEC or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Purchaser understands that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Conversion Shares.

(vii)         Status of Purchaser. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Purchaser’s investment in the Company through Purchaser’s acquisition of the Notes and Conversion Shares. The Purchaser is able to bear the economic risk of its investment in the Company through Purchaser’s acquisition of the Notes and Conversion Shares for an indefinite period of time. The Purchaser can afford a complete loss of such investment and has no need for liquidity in such investment. Purchaser acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Purchaser’s investment in the Company pursuant to its acquisition of the Notes and Conversion Shares. The Purchaser acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with the transactions contemplated hereby.

(viii)        No General Solicitation. The Purchaser represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Notes and Conversion Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

(ix)          No Short Sales. Purchaser agrees that neither it nor its Affiliates, agents or representatives shall at any time engage in any Short Sales of, or sell put options or similar instruments with respect to, the Common Stock or any other of the Company’s securities.

(x)           Acknowledgement of Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers and materials, and to discuss the business of the Company and its Subsidiaries and related matters, with certain key officers of the Company and its Subsidiaries regarding the transactions contemplated hereby. The Purchaser hereby acknowledges and agrees that other than the Company’s representations and warranties set forth in Section 3.1 hereof, neither the Company nor any of its representatives makes or has made any representation or warranty, express or implied, at law or in equity, with respect to the business of the Company or any Subsidiary thereof nor with respect to the Conversion Shares.

(f)           The Purchaser understands and agrees that the certificates for

(i)           the Notes shall bear substantially the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS SECURED CONVERTIBLE PROMISSORY NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS SECURED CONVERTIBLE PROMISSORY NOTE, INCLUDING SECTION 3(b) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS SECURED CONVERTIBLE PROMISSORY NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(ii) OF THIS SECURED CONVERTIBLE PROMISSORY NOTE.”

20

(ii)          the Conversion Shares shall bear substantially the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(g)           Certificates evidencing Notes or Conversion Shares shall not be required to contain the legend set forth in Section 3.2(f) above or any other legend (i) while a registration statement covering the resale of such Notes or Conversion Shares is effective under the Securities Act, (ii) following any sale of such Notes or Conversion Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Notes or Conversion Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that the Purchaser provides the Company with reasonable assurances that such Conversion Shares are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Purchaser’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Notes or Conversion Shares may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). The Company agrees that following such time as such legend is no longer required under this Section 3.2(g), it will, no later than 9:00 AM (New York City time) the next Trading Day following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares issued with a restrictive legend (such Trading Day, the “Legend Removal Date”), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares of Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article III. Certificates for the Conversion Shares that are subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(h)           If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Notes or Conversion Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Purchaser as may be required above in this Section 3.2(h), as directed by the Purchaser, either: (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of Conversion Shares to which the Purchaser shall be entitled to the Purchaser’s or its designee’s balance account with DTC through its Deposit and Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Purchaser, a certificate representing such Conversion Shares that is free from all restrictive and other legends, registered in the name of the Purchaser or its designee. The Company shall be responsible for any transfer agent fees, fees of legal counsel to the Company or DTC fees with respect to any issuance of Conversion Shares or the removal of any legends with respect to any Conversion Shares in accordance herewith.

(i)           The Purchaser understands that neither the SEC nor any state securities commission has approved the Notes or Conversion Shares or passed upon or endorsed the merits of the Transaction. There is no government or other insurance covering any of the Notes or Conversion Shares.

(j)           The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(k)           The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in legal, financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Notes and Conversion Shares. The Purchaser has not been organized solely for the purpose of acquiring the Notes and Conversion Shares. The Purchaser is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in Notes and Conversion Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors.

(l)           No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the transactions contemplated by this Agreement that are in any way inconsistent with the information contained herein.

21

(m)           The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has so evaluated the merits and risks of such investment. The Purchaser has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the transactions contemplated by this Agreement. The Purchaser is able to bear the economic risk of an investment in the Conversion Shares and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV
COVENANTS

4.1           Negative Covenants. Until the later of the date all the Notes have been (i) repaid in full or (ii) fully converted into shares of Common Stock pursuant to the terms of this Agreement and the Notes, the Company shall not, and shall not permit any Subsidiary to, do any of the following without the Purchaser’s prior written consent:

(a)           (i) alter or change adversely the powers, preferences or rights given to the Notes or alter or amend this Agreement, (ii) amend its Articles of Incorporation or other applicable governing documents in any manner that, in the Purchaser’s sole and absolute discretion, adversely affects any rights of the holders of Notes or the Conversion Shares, (iii) whether or not prohibited by the terms of the Notes, circumvent a right or preference of the Notes, or (iv) enter into any agreement with respect to any of the foregoing;

(b)           sell, transfer or otherwise dispose of any material assets required for the operations of the Company or its Subsidiaries and the Company’s or its Subsidiaries’ business except in the ordinary course of business, consistent with past practices;

(c)           make or declare, directly or indirectly, any dividend (in cash, stock, return of capital, or any other form of assets) on, or make any other payment or distribution with respect to any securities;

(d)           except in connection with (i) the incurrence of indebtedness in connection with any one or more issuance of the Notes, (ii) indebtedness existing as of the Execution Date, or (iii) mortgage indebtedness used to finance the acquisition, construction and development (both horizontal and vertical infrastructure and improvements) of properties in the ordinary course of the business of the Company and its Subsidiaries, incur indebtedness for borrowed money, purchase money indebtedness or lease obligations that would be required to be capitalized on a balance sheet prepared in accordance with GAAP, or guaranty the obligations of any other Person, in an aggregate amount at any time outstanding in excess of $25,000 in any individual transaction or $50,000 in the aggregate;

(e)           invest in, purchase or acquire, directly or indirectly, in one or a series of related transactions, any assets or capital stock of any Person, wherein the aggregate purchase price or other consideration payable for such assets or capital stock shall exceed $25,000 in any one transaction or $50,000, in the aggregate;

(f)           permit Liens to exist on its assets and properties, other than (i) Liens outstanding on the Execution Date, or (ii) Liens represented by mortgage indebtedness used to finance the acquisition, construction and development (both horizontal and vertical infrastructure and improvements) of properties in the ordinary course of the business of the Company and its Subsidiaries, to secure indebtedness of the Company or any of its Subsidiaries, in an aggregate amount at any time outstanding in excess of $25,000 in any individual transaction or $50,000 in the aggregate;

(g)           except for an Exempt Issuance, take any action to authorize, create or issue any securities;

(h)           enter into any transaction with any of the Company’s or its Subsidiaries’ officers, directors or employees or any Person, directly or indirectly, controlled by or under common control with the Company, its Subsidiaries or any of their officers, directors or employees (a “Related Party”) including, without limitation, any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Related Party, except for transactions entered into in the ordinary course with employees that are approved by the Company’s Board of Directors including the unanimous approval of the independent members thereof;

(i)           except as set forth on Schedule 4.1(i), effect or permit, or offer or agree to effect or permit, a Change of Control with respect to the Company or any Subsidiary;

(j)           discontinue the businesses in which it is engaged as of the Execution Date, or engage in any business other than the businesses in which it is engaged as of the Execution Date or any businesses or activities substantially similar or related thereto or ancillary to the operation thereof;

22

(k)           sell, lease, transfer, mortgage, pledge, otherwise encumber or dispose of any of its material assets (other than sales of products to customers in the ordinary course), waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it;

(l)           materially increase in any manner the compensation or fringe benefits of any of its directors, officers, employees, including any increase of pension or retirement allowance, life insurance premiums or other benefit payments to any such directors, officers or employees, or commit itself to any employment agreement or employment arrangement with or for the benefit of any officer;

(m)           fail to deliver to the Purchaser quarterly unaudited financial statements within forty-five (45) days after the applicable quarter ends and annual audited financial statements within ninety (90) days after the fiscal year-end;

(n)           fail to remain in good standing with all applicable regulatory authorities, its independent registered public accounting firm and its outside counsel;

(o)           set aside assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any shares of the Common Stock or of any other capital stock of the Company or its Subsidiaries, whether now or hereafter outstanding; except for the repurchase from employees of the Company, pursuant to the provisions of the Company’s 2023 Stock Incentive Plan, upon such employees’ termination of employment with the Company, of shares of Common Stock issued pursuant to stock option exercises by or underlying stock option grants to such employees pursuant to the terms of stock option agreements between the Company and such employees;

(p)           take any action to alter the number of members of the Board of the Company or any Subsidiary, or designate classes of directors other than as required by the federal securities laws or the rules of any registered national securities association applicable to the Company;

(q)           take any action to remove or replace, or in any way alter the powers of the control person of any Subsidiary;

(r)           reclassify the shares of Common Stock or any other shares or any class or series of capital stock hereafter which in any manner adversely affects the holder of Notes;

(s)           except for Exempt Issuances, issue any shares of Common Stock or of any other capital stock of the Company or its Subsidiaries or other securities convertible into or exercisable or exchangeable for shares of Common Stock or of any other capital stock of the Company or its Subsidiaries;

(t)           assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation;

(u)           except as contemplated hereby, make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property) with respect to its capital stock;

(v)           make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property of any other individual, firm or corporation, other than in the ordinary and usual course of its business;

(w)           amend the Articles of Incorporation or Bylaws;

(x)           violate any Legal Requirement applicable to the Company and/or its business;

(y)           merge or consolidate with, or purchase a substantial portion of the assets of, or by any other manner acquire or combine with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to the Company, its business, financial condition or results of operations, except in the ordinary course of business;

(z)           pay any accrued fees or salaries to officers, directors, stockholders, or Affiliates, except fees and salaries payable in accordance with present practices of the Company;

23

(aa)           organize any Subsidiaries, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business;

(bb)           prepay any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred; or

(cc)           enter into an agreement to do any of the things described in clauses (a) through (bb) of this Section 4.1.

4.2           Transfer Restrictions.

(a)           The Notes and Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Notes and Conversion Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.2(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Notes or Conversion Shares under the Securities Act. As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other applicable Transaction Documents and shall have the rights and obligations of the Purchaser under this Agreement.

(b)           The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Notes or Conversion Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the other applicable Transaction Documents and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Notes or Conversion Shares into the name of the pledgees or secured parties, in their respective capacities as such. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Notes or Conversion Shares may reasonably request in connection with a pledge or transfer of the Notes or Conversion Shares.

(c)           In lieu of delivering physical certificates representing the unlegended shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon and provided it is commercially reasonable for the Company to do so, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its DWAC system, provided that the Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system and such Conversion Shares are Conversion Shares. Such delivery must be made on or before the Legend Removal Date.

(d)           In the event the Purchaser shall request delivery of unlegended shares and the Company is required to deliver such unlegended shares, the Company may not refuse to deliver unlegended shares based on any claim that the Purchaser or anyone associated or affiliated with the Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Purchaser in the amount of the greater of (i) 100% of the amount of the aggregate stated value of the Conversion Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the Trading Day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

4.3           Furnishing of Information. For as long as the Purchaser owns Notes, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. For as long as the Purchaser owns Notes, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Conversion Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Notes may reasonably request, all to the extent required from time to time to enable such Person to sell such Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

24

4.4           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes in a manner that would require the registration under the Securities Act of the sale of the Notes to Purchaser or that would be integrated with the offer or sale of the Notes for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5           Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 8-K (the “Form 8-K”) as required by this Agreement, and may issue a press release, in each case reasonably acceptable to Purchaser, disclosing the material terms of the transactions contemplated hereby. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Purchaser, or without the prior consent of Purchaser, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Principal Market Rules, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Purchaser, except (i) as contained in the Form 8-K and press release described above, (ii) as required by federal securities law in connection with any registration statement under which the securities are registered, (iii) to the extent such disclosure is required by law or Principal Market Rules, in which case the Company shall provide Purchaser with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any SEC Document filed by the Company.

4.6           Right of First Refusal. From the Execution Date until the date that is one (1) year from the Execution Date, without the affirmative consent or approval of the Purchaser, the Company grants the Purchaser the right of first refusal with respect to any investment proposed to be made by any individual or entity for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during such period (an “Offering”). The Company shall notify the Purchaser of its intention to pursue any such Offering, including the material terms thereof, by providing written notice thereof to the Purchaser. If the Purchaser fails to accept in writing any such proposal for such Offering within three (3) days after receipt of a written notice in accordance with this Section 4.6 from the Company, then the Purchaser will have no claim or right with respect to any such Offering contained in any such notice. The Purchaser shall have five (5) days thereafter to close upon that financing transaction. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed Offering and the Purchaser shall have the right of first refusal with respect to such revised proposal.

4.7           Variable Rate Transactions.

(a)           From the date hereof until the earlier of (i) such date when the Notes are no longer outstanding or (ii) one (1) year after the Execution Date (the “Prohibition Period”), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction absent the prior written consent of the Purchaser. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering” whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b)           Section 4.7(a) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance; notwithstanding the foregoing, in the event that the Company becomes eligible to file a “shelf” registration statement on Form S-3 for a primary offering during the Prohibition Period, the Company shall be permitted to file such Form S-3 and, upon effectiveness, use it for one or more “at-the-market” offerings.

4.8           Stockholders Rights Plan; Investment Company. No claim will be made or enforced by the Company or, to the Knowledge of the Company, any other Person that Purchaser is an “Acquiring Person” under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Notes under the Transaction Documents or under any other agreement between the Company and Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

25

4.9           Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. On and after the date hereof, other than as described herein, neither Purchaser nor any Affiliate of Purchaser shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to the Company or the stockholders of the Company, or to any other Person who is the source of material non-public information regarding the Company. The Company understands and confirms that Purchaser shall be relying on the foregoing in effecting transactions in securities of the Company.

4.10         Certain Transactions. The Purchaser covenants and agrees that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of the Common Stock or hedging transaction, which establishes a net short position with respect to the Company’s Common Stock) during the period commencing with the execution of this Agreement and ending on the date of the full conversion of the Notes.

4.11         Registration Statement. The Company shall use commercially reasonable efforts to file a resale registration statement on Form S-1 (the “Registration Statement”) with the SEC within fifteen (15) days following the Execution Date (“Filing Deadline”) registering for resale the Conversion Shares. The Company agrees, subject to SEC rules and regulations, to use commercially reasonable efforts to register such number of Conversion Shares equal to 100% of the maximum number of Conversion Shares issuable based upon the Floor Price (as defined in the Note) assuming the Maximum Investment, including any such shares issuable with respect to accrued but unpaid interest. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act. For the purposes hereof, “Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, sixty (60) calendar days following the Filing Deadline; provided, however, that in the event the Company is notified by the SEC that the above Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the second (2nd) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

4.12         Maintenance of Registration Statement. For so long as any of the Notes or Conversion Shares remain outstanding, the Company shall use its best efforts to maintain the effectiveness of the Registration Statement for the sale thereunder of the Conversion Shares. The Company shall promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Notes or Conversion Shares or any prospectus contained therein is not available for use, the Company shall immediately notify the Purchaser in writing that the Registration Statement is not then effective or a prospectus contained therein is not available for use and thereafter shall promptly notify the Purchaser when the Registration Statement is effective again and available for the issuance of the Notes or Conversion Shares or such prospectus is again available for use.

4.13         Primary Market Compliance. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the parties shall use commercially reasonable efforts to comply with the rules of the Principal Market, including the listing requirements, and as long as the Common Stock remains listed on the Principal Market the parties shall not enforce any provision of any Transaction Document which does not comply with the rules of the Principal Market.

4.14         Reservation of Shares. The Company shall reserve 47,142,858 shares of its authorized and unissued Common Stock, solely for the purpose of issuing the Conversion Shares.

4.15         Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each trading market and national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (so that all such Conversion Shares may be traded on the foregoing, subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on the Principal Market, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (each, an “Eligible Market”). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market or any Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.15.

4.16         Intentionally Omitted.

26

4.17         Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.18         Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.19         Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to any Tranche Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein.

4.20         Indemnification of Purchaser. Subject to the provisions of this Section 4.20, the Company will indemnify and hold the Purchaser and its officers, managers, members, partners, employees, agents, Affiliates and assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against, or any subpoena directed to, the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel retained to represent such Purchaser Party, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents or such Purchaser Party’s fraud, gross negligence or willful misconduct. The indemnification required by this Section 4.20 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to applicable law.

4.21         Use of Proceeds. The Company agrees that it shall only use the Maximum Investment paid by the Purchaser to the Company for working capital and operations.

ARTICLE V
TERMINATION

5.1           Termination.

(a)           The Purchaser may elect to terminate this Agreement upon the occurrence of any of the following:

(i)           if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any Subsidiary of the Company;

27

(ii)           the Company is in breach or default of any Material Agreement, which breach or default could reasonably be expected to have a Material Adverse Effect; or

(iii)          the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with any Purchaser or any Affiliate of the Purchaser, which breach or default could reasonably be expected to have a Material Adverse Effect.

(b)           The Company may elect to terminate this Agreement in the event that the Purchaser is in breach or default of this Agreement, any Transaction Document, or any agreement with the Company or any Affiliate of the Company, which breach or default could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
MISCELLANEOUS

6.1           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of any Note, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares.

6.2           Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its Advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, DTC fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Conversion Shares to the Purchaser in addition to paying the cost of any counsel or other expenses incurred in rendering Rule 144 opinions of counsel for the benefit of the Purchaser upon request. The Company has agreed to pay up to $50,000 to the Purchaser for due diligence expenses related to the transactions contemplated in this Agreement, which shall be deducted by the Purchaser from the Initial Tranche Purchase Price.

6.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of express courier service, fully prepaid, addressed to such address, or upon actual receipt of such delivery, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: TurnOnGreen, Inc., 1421 McCarthy Blvd, Milpitas, California 95035, Attn. Amos Kohn, email: akohn@turnongreen.com, and (ii) if to the Purchaser, to: the address and email address indicated on the signature pages hereto.

6.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

28

6.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Conversion Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Conversion Shares, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

6.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10         Survival. The representations and warranties contained herein shall not survive the applicable Tranche Closing Date. All covenants and agreements of the parties contained herein shall survive each Tranche Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

6.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14         Replacement of Notes. If any certificate or instrument evidencing any of the Notes is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon surrender and cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, destruction, or mutilation, and of the ownership of such security. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Note.

29

6.15         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16         Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17         Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts due thereunder have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.18         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

6.19         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.20         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.21         Equitable Adjustment. Trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, if such events shall occur between the date of this Agreement and a Tranche Closing.

[signature pages follow]

30

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

TURNONGREEN, INC.

By:
	Name:	Amos Kohn
	Title:	Chief Executive Officer

PURCHASER SIGNATURE PAGE TO TURNONGREEN, INC.
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory of the date first indicated above.

Name of Purchaser:	SJC Lending LLC

Signature of Authorized Signatory of Purchaser:	__________________

Name of Authorized Signatory:	Steven J. Caspi

Title of Authorized Signatory:	Sole Member

Address for Notice to Purchaser:	120 Bloomindale Road, Suite 105, White Plains, New York 10605

Maximum Investment:	$1,500,000

EXHIBIT A

NOTE

[See copy attached]